Exhibit 21.1

RMR MORTGAGE TRUST

SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
RMRM RTP Lender LLC	Delaware
RMTG Lender LLC	Delaware